Exhibit 99.1

Press Release #201446	FOR IMMEDIATE RELEASE	December 9, 2014

Enertopia Provides Burlington MMPR Update

VANCOUVER, BC – December 9, 2014 - Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") is pleased to announce that Health Canada has advised the Company that the Burlington, Ontario application has advanced to the Enhanced Screening Stage of the application process.

The company is pleased to advise shareholders that its license application with joint venture partner, Lexaria Corp (LXRP), submitted for licensed producer in July 2014 is now at the Enhanced Screening process. Ontario Operations Manager Mr. Donald Shaxon is the responsible person in charge of the Burlington JV.

The Burlington Joint Venture with Lexaria Corp has applied to produce 10,000kg of Medical Marihuana per year under its Licensed Producer application. Enertopia has 51% interest in the joint venture and Lexaria Corp 49% as disclosed on April 9, 2014 in Enertopia’s press release #201424 and press release #201439.

The Burlington JV has requested a Ready to build letter from Health Canada once the application has made it through step 4 of the approval process.

For those not familiar with the Health Canada process for becoming a licensed producer, below are the levels to be reached through the application process. Note there are no specific process times for each step:

Step 1:	Preliminary Screening (Completed)
Step 2:	Enhanced Screening (Underway)
Step 3:	Security Clearance
Step 4:	Review
Step 5:	Ready to build letter (if required by applicant)
Step 6:	Pre-licence inspection
Step 7:	Licensing

The Joint Venture (JV) has been active in the local community and has received very good community and media support. The JV also met with the local policing authority and upon licensing by Health Canada we have proposed that the local police could conduct security and swat team training at the facility. We are very pleased to be working closely with law enforcement and look forward to their insights in preventative and proactive security measures.

On November 24, 2014 Health Canada updated the number of Licensed Producers to grow and sell Marijuana to 14 and the number of Licensed Producers to grow Marijuana at 8 for a current total of 22 Licensed Producers in Canada.

“Enertopia looks forward to the next steps in the application process and receiving a letter to build in 2015. In 2015 Enertopia we will be launching education and wellness seminars to help educate the public and medical community on the responsible and educated uses of Medical Marijuana” Stated President / CEO Robert McAllister.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call
Clark Kent, Media Inquiries: (647) 519-2646

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential licensing and financing of its medical marihuana projects, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Burlington Joint Venture will obtain a license under MMPR and or that the Company will receive a letter to build in 2015 or be able to obtain future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release